Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2/A of our report dated October 27, 2003, relating to the consolidated financial statements of Hartville Group, Inc. which appears in such Prospectus. We also consent to reference to us under the heading “Experts” in such Prospectus.

Terance-Kelley Auditing Services Inc.

/s/ Terance L. Kelley
By: Terance L. Kelley For Terance-Kelley Auditing Services Inc. CERTIFIED PUBLIC ACCOUNTANTS

Fairlawn, Ohio

January 16, 2004